SIXTH AMENDMENT AND MODIFICATION
TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the **"Amendment"**) is made effective as of December 21, 2009 by and among **BANK OF AMERICA, N.A.**, a national banking association, as successor by merger to LaSalle Bank National Association (the **"Lender"**), **ZANETT, INC.**, a Delaware corporation (**"Zanett"**) and **ZANETT COMMERCIAL SOLUTIONS, INC.**, a Delaware corporation (**"ZCS"**; Zanett and ZCS are each individually, a **"Borrower"** and collectively, the **"Borrowers"**).

BACKGROUND

A. Borrowers and Lender have previously entered into a certain Loan and Security Agreement dated December 21, 2006, as amended by (i) that certain First Amendment and Modification to Loan and Security Agreement and Other Loan Documents dated May 31, 2007, (ii) that certain Second Amendment and Modification to Loan and Security Agreement dated November 14, 2007, (iii) that certain Third Amendment and Modification to Loan and Security Agreement dated March 17, 2008, (iv) that certain Fourth Amendment and Modification to Loan and Security Agreement dated September 17, 2008 and (v) that certain Fifth Amendment and Modification to Loan and Security Agreement dated January 22, 2009 (as amended, the **"Loan Agreement"**), pursuant to which, inter alia, Lender agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein.

B. Bruno Guazzoni and Lender have previously entered into a certain Subordination Agreement dated December 21, 2006 (the **"Subordination Agreement"**), pursuant to which, inter alia, Bruno Guazzoni subordinated the Junior Debt to the Senior Debt (as both such terms are defined in the Subordination Agreement).

C. Borrowers and Lender are entering into this Amendment to amend certain terms and conditions of the Loan Agreement.

D. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

1. **Definitions**. **Section 1(a)** of the Loan Agreement shall be amended as follows:

1.1 The definition of **"Contract Term"** set forth in **Section 1(a)** of the Loan Agreement shall be hereby amended and restated to read, in its entirety, as follows:

> "**Contract Term**" shall mean the period of time commencing on the Closing Date and expiring on June 21, 2010."

1.2 **Section 1(a)** of the Loan Agreement is hereby amended to add the following definitions to be inserted in their proper alphabetical order and when used in this Amendment shall have the following meanings:

"“**Base Rate**” shall mean for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30 day interest period as determined on such day, plus 1.0%.

"“**Base Rate Loan**” shall mean any Loan that bears interest based on the Base Rate.”

"“**Capitalized Lease**” means any lease of property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.”

"“**Capitalized Lease Obligations**” means all amounts payable with respect to a Capitalized Lease.”

"“**Excess Cash Flow**” shall be equal to the sum of (a) EBITDA, minus (b) Unfunded Capital Expenditures for such period, minus (c) cash Tax Expense for such period, minus (d) Interest Expense for such period, minus (e) actual principal payments made with respect to Funded Indebtedness and payments related to Capitalized Lease Obligations during such period.”

"“**Federal Funds Rate**” shall mean (i) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (ii) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Lender on the applicable day on such transactions, as determined by Lender.”

"“**Funded Capital Expenditures**” means Capital Expenditures funded by permitted long term Funded Indebtedness of Borrowers (but excluding Capital Expenditures funded by operating cash flow of Borrowers and/or Revolving Loans).”

"“**Interest Expense**” as applied to Borrowers means for any period, the amount of interest expense on Funded Indebtedness of Borrowers for such period, determined in accordance with GAAP.”

"“**LIBOR Rate**” shall mean for any interest period the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of

1%), determined by Lender at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such interest period, for a term comparable to such interest period, equal to (a) the British Bankers Association Libor ("BBA LIBOR"), as published by Reuters (or other commercially available source designated by Lender); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the Loan would be offered by Lender's London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then the LIBOR Rate shall be the foregoing rate, divided by 1 minus the Reserve Percentage."

""**Reserve Percentage**" shall mean the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding."

""**Tax Expense**" as applied to Borrowers means for any period, the amount of tax expense of Borrowers for such period, determined in accordance with GAAP."

""**Unfunded Capital Expenditures**" means the sum of Capital Expenditures minus Funded Capital Expenditures."

2. **Base Rate Loans**. The Loan Agreement shall be amended as follows:

2.1 The fourth full paragraph beginning with "[A] request for a Revolving Loan…" set forth in **Section 2(a)** of the Loan Agreement shall be hereby amended and restated to read, in its entirety, as follows:

"Whenever Borrowers desire funding of a Revolving Loan, Borrowers shall give Lender a notice of borrowing requesting a Revolving Loan, in form and substance satisfactory to Lender (a **"Notice of Borrowing"**). Such notice must be received by Lender no later than 11:00 a.m. (Chicago time) on the Business Day of the requested funding date for Base Rate Loans. Notices received after 11:00 a.m. (Chicago time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Revolving Loan and (B) the requested funding date (which must be a Business Day). In the event that Borrowers maintain a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request

for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Base Rate Loan. As an accommodation to Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Borrowers shall confirm each such telephonic request and electronic transmittal by prompt delivery to Lender of a Notice of Borrowing, but if it differs in any material respect from the action taken by Lender, the records of Lender shall govern. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from Borrowers, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it."

2.2 The reference to "Prime Rate Loans" set forth in the last line of the first paragraph of **Section 3(a)** of the Loan Agreement shall be hereby amended to "Base Rate Loans".

2.3 **Section 4(a)** of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

"**(a)** **Interest Rate**. Subject to the terms and conditions set forth below, all Revolving Loans shall bear interest at the per annum rate of interest set forth in **subsections (i) and (ii)** below:

(i) The Base Rate in effect from time to time plus three percent (3.0%) per annum, payable on the first Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the effective date of each such change in the Base Rate.

(ii) Upon occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon (the "**Default Rate**"), which interest shall be payable upon demand. All interest shall be calculated on the basis of a 360-day year and based on actual principal amounts outstanding."

2.4 The references to "Prime Rate Revolving Loans" set forth in the fifth and sixth lines of **Section 31** of the Loan Agreement shall be hereby amended to "Base Rate Loans".

3. **Minimum Net Availability**. A new **Section 14(e)** shall be and is hereby added to the Loan Agreement to read, in its entirety, as follows:

> "(e) **Minimum Net Availability**. Borrowers shall maintain Minimum Net Availability of not less than $500,000 at all times."

4. **Excess Cash Flow**. A new **Section 14(f)** shall be and is hereby added to the Loan Agreement to read, in its entirety, as follows:

> "(f) **Excess Cash Flow**. Borrowers shall maintain Excess Cash Flow of not less than $0 at all times, to be tested on a quarterly basis commencing with Borrowers' fiscal quarter ending December 31, 2009."

5. **Junior Debt.** Borrowers and Bruno Guazzoni, jointly and severally, represent and warrant to and covenant with Lender as follows:

5.1 Bruno Guazzoni has extended (i) a $3,000,000 line of credit to Zanett, (ii) a $4,575,000 loan to ZCS, and (ii) a $750,000 loan to ZCS (collectively, the "**Guazzoni Obligations**").

5.2 The Guazzoni Obligations are evidenced by (i) that certain promissory note dated February 21, 2007 made by Zanett payable to Bruno Guazzoni in the original principal amount of $3,000,000, (ii) that certain promissory note dated December 30, 2005 made by ZCS payable to Bruno Guazzoni in the original principal amount of $1,500,000, (iii) that certain promissory note dated December 30, 2005 made by ZCS payable to Bruno Guazzoni in the original principal amount of $3,075,000, and (iii) that certain promissory note dated March 6, 2006 made by ZCS payable to Bruno Guazzoni in the original principal amount of $750,000 (collectively, the "**Guazzoni Notes**").

5.3 The Guazzoni Obligations are unsecured.

5.4 The aggregate outstanding balance under the Guazzoni Notes is $6,652,322.00.

5.5 Neither the Guazzoni Notes nor any interest related thereto have been assigned or otherwise transferred to any person or entity and no such assignment or other transfer thereof will be made after the date hereof.

5.6 Borrowers may make payments on the Guazzoni Obligations to the extent permitted under the terms of the Subordination Agreement.

5.7 If at any time, Bruno Guazzoni receives a payment by Borrowers which he is not entitled to by the terms hereof, he shall hold such payment in trust for the benefit of Lender and shall promptly remit such payment to Lender.

5.8 The Guazzoni Obligations are part of the Junior Debt and shall be subject to the terms of the Subordination Agreement.

6. Amendment Fee. As consideration for Lender to enter into this Amendment, Borrowers have agreed to pay to Lender an amendment fee equal to $25,000 (the **"Amendment Fee"**). The Amendment Fee is due and payable in full upon execution of this Amendment. Borrowers agree that the Amendment Fee has been fully earned by Lender and is non-refundable.

7. Confirmation of Collateral. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation, release or waiver of any of the Loan Documents or Other Agreements, or any rights or obligations thereunder by Lender of any of its rights under the Loan Documents or Other Agreements or at law or in equity. All liens, security interests, rights and remedies granted to Lender in Loan Documents and Other Agreements are hereby ratified, confirmed and continued. Borrowers acknowledge and agree that the term "Loan Documents" as used in the Loan Agreement and any other documents executed in connection therewith shall include, without limitation, this Amendment and any and all other documents executed in connection herewith.

8. Challenge to Enforcement. Borrowers acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents and Other Agreements, or the enforcement of any of the terms or conditions thereof.

9. Representation and Warranties. Borrowers hereby, jointly and severally, represent and warrant, which representations and warranties shall survive until all Liabilities are paid and satisfied in full, as follows:

9.1 All representations and warranties of Borrowers set forth in the Loan Documents and Other Agreements are true and complete in all material respects as of the date hereof.

9.2 Upon the effectiveness of this Amendment, no condition or event exists or has occurred which would constitute a Default or an Event of Default under the Loan Agreement or any of the other Loan Documents or Other Agreements.

9.3 Borrowers have not received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement.

9.4 The execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to the terms hereof:

(a) has been duly authorized by all requisite corporate action by each Borrower;

(b) will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under any Borrower's Articles of Incorporation, By-Laws or any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which any Borrower is a party or by which any of them is bound or affected; and

(c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrowers, except liens in favor of Lender or as otherwise permitted under the Loan Documents or Other Agreements.

10. **Conditions**. The obligation of Lender to enter into this Amendment is subject to the following conditions (any of which may be waived by Lender):

10.1 **Loan Documents**. Borrowers and all other required persons and entities shall have executed and delivered to Lender this Amendment and such other documents as Lender may require.

10.2 **Other Documents**. Such other documents as may be required to be submitted to Lender by the terms hereof or any of the Loan Documents shall have been delivered by or on behalf of Borrowers.

11. **Additional Documents; Further Assurances**. Borrowers covenant and agree to execute and deliver to Lender, or to cause to be executed and delivered to Lender contemporaneously herewith, at the sole cost and expense of Borrowers, any and all other documents, agreements, statements, resolutions, certificates, consents and information as Lender may require in connection with the matters or actions described herein. Borrowers further covenant and agree to execute and deliver to Lender or to cause to be executed and delivered at the sole cost and expense of Borrowers, from time to time, any and all other documents, agreements, statements, certificates and information as Lender shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents or Other Agreements, or to enforce or to protect Lender's interest in the Collateral. All such documents, agreements, statements, certificates and information shall be in form and content acceptable to Lender in its sole discretion.

12. **Certain Fees, Costs, Expenses and Expenditures**. Borrowers will pay all of the Lender's expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs and fees and expenses of counsel retained by Lender and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever Lender's right to reimbursement under any of the Loan Documents or Other Agreements.

13. **Communications and Notices**. All notices, requests and other communications made or given in connection with this Amendment shall be made in accordance with the provisions of the Loan Agreement.

14. **Time of Essence**. Time is of the essence of this Amendment.

15. **No Waiver**. Except as otherwise provided herein, nothing contained and no actions taken by Lender in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Lender under the Loan Documents, Other Agreements or under the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania. Nothing herein shall constitute a waiver by Lender of Borrowers' compliance with the terms of the Loan Documents or Other Agreements, nor shall anything contained herein constitute an agreement by Lender to enter into any further amendments with Borrowers.

16. **Reaffirmation, Confirmation and Incorporation of Waivers**. As an inducement to Lender to enter into this Amendment, Borrowers hereby affirm, restate and incorporate herein by reference, as of the date hereof and prior to giving effect to this Amendment, all waivers of Borrowers contemplated by the Loan Documents, including, but not limited to, **Section 27** of the Loan Agreement, all of such waivers hereby being made part of this Amendment.

17. **Inconsistencies**. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Documents or Other Agreements, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents or Other Agreements not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

18. **Binding Effect**. This Amendment and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

19. **Severability**. The provisions of this Amendment and all other Loan Documents or Other Agreements are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

20. **No Third Party Beneficiaries**. The rights and benefits of this Amendment, the Loan Documents and the Other Agreements shall not inure to the benefit of any third party.

21. **Modifications**. No modifications of this Amendment, any of the Loan Documents or any of the Other Agreements shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

22. **Holidays**. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

23. **Law Governing**. This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

24. **Headings**. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

25. **Counterparts; Facsimile Signatures**. This Amendment may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature delivered via facsimile shall be deemed an original signature hereto.

26. Waiver of Right to Trial by Jury. EACH BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, intending to be legally bound hereby, effective as of the date first written above.

BORROWERS:

ZANETT, INC.

By:______________________________
Name:____________________________
Title:_____________________________

ZANETT COMMERCIAL SOLUTIONS, INC.

By:______________________________
Name:____________________________
Title:_____________________________

LENDER:

BANK OF AMERICA, N.A., a national banking association, as successor by merger to LaSalle Bank National Association

By:______________________________
Name: Richard J. Paskanis
Title: VP

5889547v.3

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, intending to be legally bound hereby, effective as of the date first written above.

BORROWERS:

ZANETT, INC.

By: ______________________
Name: CFO
Title: Dennis Harkins

ZANETT COMMERCIAL SOLUTIONS, INC.

By: ______________________
Name: Officer
Title: Dennis Harkins

LENDER:

BANK OF AMERICA, N.A., a national banking association, as successor by merger to LaSalle Bank National Association

By: ______________________
Name: ______________________
Title: ______________________

CONFIRMATION AND AGREEMENT

The undersigned confirms and agrees that none of the terms of this Amendment will in any way adversely affect his obligations or the rights of Lender under that certain Subordination Agreement dated December 21, 2006 executed by the undersigned in favor of Lender, all of the terms of which are hereby ratified and confirmed and that the Guazzoni Obligations (as defined in the Amendment) are part of the Junior Debt and shall be subject to the terms of the Subordination Agreement. The undersigned further confirms and agrees that the "**Senior Debt**", as defined in the Subordination Agreement, shall include, without limitation, all advances made under the Loans and consents to and joins in the representations, warranties and covenants set forth in **Section 4** of this Amendment and all other obligations of Borrowers under the Loan Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the undersigned hereto has duly executed this Confirmation and Agreement as of December 21, 2009.

____
BRUNO GUAZZONI, an individual